Exhibit 99.1

Contact:
Jennifer Flachman
AMERCO Investor Relations
(602) 263-6568
flachman@amerco.com

For Immediate Release:
August 8, 2003

AMERCO CFO STEPS DOWN

RENO, Nev., AMERCO (Nasdaq: UHAEQ) announced today that Andrew Stevens has relinquished his role as Chief Financial Officer. Mr. Stevens has decided to pursue other interests. The move is mutually agreed upon and is effective immediately.

Joe Shoen, AMERCO Chairman stated, “We appreciate the contribution that Andy has made to AMERCO in his short tenure with the Company. We wish him well in his new pursuits.”

The search for a replacement is in progress. AMERCO’s Treasurer, Gary Horton, scheduled to retire this month, will postpone retirement to provide continuity to the new CFO.

For more information about AMERCO, please visit www.amerco.com.

###